Exhibit 10.62

PRINCIPAL STOCKHOLDERS AGREEMENT
BY AND AMONG
AXALTA COATING SYSTEMS LTD.
AND
THE CARLYLE STOCKHOLDERS
November 14, 2014

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EXHIBIT
Exhibit A: Form of Joinder Agreement

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PRINCIPAL STOCKHOLDERS AGREEMENT
This Principal Stockholders Agreement (this “Agreement”) is made as of November 14, 2014 by and among Axalta Coating Systems Ltd. (formerly known as Flash Bermuda Co. Ltd. and Axalta Coating Systems Bermuda Co., Ltd.), a Bermuda exempted limited liability company (the “Company”), Carlyle Partners V SA1 Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV SA1”), Carlyle Partners V SA2 Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV SA2”), Carlyle Partners V SA3 Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV SA3”), Carlyle Partners V-A Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV-A”), CP V Coinvestment A Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV Coinvest A”), CP V Coinvestment B Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV Coinvest B”), CEP III Participations, S.à r.l. SICAR, a Luxembourg private limited liability company (“CEP III”), Carlyle Coatings Partners, L.P., a Cayman Islands exempted limited partnership (“CCP”, and together with CPV SA1, CPV SA2, CPV SA3, CPV-A, CPV Coinvest A, CPV Coinvest B and CEP III, the “Initial Carlyle Stockholders”), and any other stockholder who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”).
RECITALS
A. The Company is proposing to consummate an initial public offering of its share capital (the “Initial Public Offering”).
B. The Initial Carlyle Stockholders and the Company desire to enter into this Agreement effective upon the effective date of the registration statement relating to the Initial Public Offering (the “Effective Date”).
C. The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.
D. The parties hereto desire to agree upon the respective rights and obligations after the Effective Date with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.
AGREEMENT
Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION I. DEFINITIONS
1.1 Drafting Conventions; No Construction Against Drafter.
(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.
(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.
1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
“Affiliate” shall mean with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

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“Bye-laws” shall mean the Company’s amended and restated bye-laws in effect as of the Effective Date, as amended from time to time.
“Carlyle Stockholders” means (i) the Initial Carlyle Stockholders and (ii) any Permitted Transferee or Affiliate of any Initial Carlyle Stockholder (x) which is issued Common Stock or becomes the beneficial owner of any Common Stock or is Transferred any Common Stock by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement.
“Carlyle Majority Interest” shall mean, at any given time, the Carlyle Stockholders holding a majority of the outstanding Shares held at that specified time by all Carlyle Stockholders.
“Charter” shall mean the Company’s memorandum of association in effect as of the Effective Date, as amended from time to time.
“Common Stock” shall mean the common shares, par value $1.00 per share, of the Company.
“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.
“Director” shall mean a member of the Board of Directors.
“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder.
“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.
“Initial Capital Interest” means the aggregate sums which remain invested by a Stockholder in shares and yield free convertible preferred equity certificates of the Company immediately following the IPO.
“IPO” means the underwritten registered public offering of the Company’s Common Stock pursuant to which the Common Stock is being listed on the New York Stock Exchange.
“Necessary Action” shall mean, with respect to a specified result, all actions necessary or desirable to cause such result, including (i) attending meetings in person or by proxy for purposes of obtaining a quorum, (ii) voting or providing a written consent or proxy with respect to Shares, (iii) causing the adoption of resolutions and amendments to the organizational documents of the Company, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.
“Permitted Transferee” shall mean, with respect to any Carlyle Stockholder, (i) any Affiliate of such Carlyle Stockholder, (ii) any director, officer or employee of any Affiliate of such Carlyle Stockholder, (iii) any direct or indirect member or general or limited partner of such Carlyle Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such Carlyle Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee) or (iv) any other Transferee designated as a Permitted Transferee by the Carlyle Majority Interest.
“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).
“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.
“SEC” shall mean the Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations thereunder.
“Shares” shall mean, at any time, (i) Common Stock and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

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“Stockholders” means the Carlyle Stockholders and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement.
“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.
“Transferee” means the recipient of a Transfer.
“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

SECTION II. REPRESENTATIONS AND WARRANTIES
2.1 Representations and Warranties of the Initial Carlyle Stockholders. Each of the Initial Carlyle Stockholders hereby represents, warrants and covenants to the Company as follows: (a) such Initial Carlyle Stockholder has full limited partnership power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Initial Carlyle Stockholder enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by such Initial Carlyle Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Initial Carlyle Stockholder, or require such Initial Carlyle Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which such Initial Carlyle Stockholder is a party.
2.2 Representations and Warranties of the Other Stockholders. Each of the Stockholders (other than the Carlyle Stockholders) hereby represents, warrants and covenants to the Company and the Carlyle Stockholders as follows: (a) such Person has full legal capacity to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Person enforceable against such Person in accordance with its terms; and (c) the execution, delivery and performance by such Person of this Agreement does not and will not: (i) violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Person, or require such Person to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; or (ii) constitute a breach of or default under any material agreement to which such Person is a party.
2.3 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.
SECTION III. BOARD MATTERS
3.1 Board of Directors. From and after the first business day after the Effective Date:
(a) Rights to Designate. Each Stockholder hereby agrees to vote, or cause to be voted, all of its Shares, at any annual or special meeting, by written consent, or otherwise, and will take all Necessary Actions within such Stockholder’s control, and the Company will take all Necessary Actions within its control, to cause the authorized number of directors on the Board of Directors to be established and remain at eleven (11), or such other number approved pursuant to the terms of this Agreement, and to elect or appoint or cause to be elected or appointed to the Board of Directors and cause to be continued in office:
(i) ten (10) designees of the Carlyle Stockholders constituting a Carlyle Majority Interest (the “Investor Designees”); provided, that (A) the number of Investor Designees to be designated by the Carlyle Majority Interest (on behalf of the Carlyle Stockholders) shall be reduced to six (6) Directors at such time as the Carlyle Stockholders in the aggregate hold less than thirty-five percent (35%) of the then outstanding shares of Common Stock, (B) the number of Investor Designees to be designated by the Carlyle Majority Interest (on behalf of the Carlyle Stockholders) shall be reduced to four (4) Directors at

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such time as the Carlyle Stockholders in the aggregate hold less than twenty-five percent (25%) of the then outstanding shares of Common Stock, (C) the number of Investor Designees to be designated by the Carlyle Majority Interest (on behalf of the Carlyle Stockholders) shall be reduced to two (2) Directors at such time as the Carlyle Stockholders in the aggregate hold less than fifteen-percent (15%) of the then outstanding shares of Common Stock, and (D) the Carlyle Stockholders shall have no right to designate any members of the Board of Directors pursuant to this Section 3.1(a)(i) at such time as the Carlyle Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding shares of Common Stock;
(ii) the senior ranking executive officer of the Company and its subsidiaries, who initially, and for so long as he is the Company’s Chief Executive Officer, shall be Charles W. Shaver; and
(iii) each additional designee shall be filled as provided in the Charter and Bye-laws.
The Company shall take all Necessary Actions within its control to cause the individuals designated in accordance with Section 3.1(a) to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at each meeting of the stockholders of the Company at which directors of the Company are to be elected, shall recommend that the stockholders of the Company elect to the Board of Directors each such individual nominated for election at such meeting.
(b) Initial Investor Designees. The initial Investor Designees pursuant to the provisions of Section 3.1(a)(i) shall be Gregory S. Ledford, Allan M. Holt, Gregor P. Böhm, Martin W. Sumner, Wesley T. Bieligk, Orlando A. Bustos, Robert M. McLaughlin and Andreas C. Kramvis. Any remaining undesignated Investor Designees shall be designated by the Carlyle Majority Interest at such time as they shall determine.
(c) Removal and Replacement.
(i) Any Person or group of Persons entitled to designate a Director may remove such designee by sending a written notice to the Company’s Secretary stating the name of the designee to be removed from the Board of Directors (the “Removal Notice”) and, upon receipt of such notice by the Company’s Secretary, such designee shall be removed from the Board of Directors (and such a designee shall only be removed in such manner), and each Stockholder hereby agrees to vote, at any annual or special meeting, by written consent, or otherwise, all Shares and will take all Necessary Actions within such Stockholder’s control to effect such removal.
(ii) If at any time any Director ceases to serve on the Board of Directors (whether due to death, disability, resignation, removal or otherwise), the Person or Persons that designated or nominated such Director pursuant to Section 3.1(a) shall designate or nominate a successor to fill the vacancy created thereby on the terms and subject to the conditions of Section 3.1(a). Each Stockholder hereby agrees to vote, or cause to be voted, all of its Shares, and will take all Necessary Actions within such Stockholder’s control, and the Company will take all Necessary Actions within its control, to cause the designated successor to be elected to fill such vacancy. In the event that the Carlyle Stockholders do not, pursuant to Section 3.1(a), have the right to designate an individual to fill such vacancy, then such vacancy shall be filled as provided in the Charter and the Bye-laws.
(iii) In the event that the Carlyle Stockholders cease to have the right to designate an individual to serve as a Director pursuant to Section 3.1(a), (i) that number of Directors for which the Carlyle Stockholders cease to have the right to designate to serve as a Director shall resign within six (6) months or, if earlier, such time as such Director’s successor is appointed or elected (provided that the Carlyle Majority Interest shall have the authority to select which such particular Director or Directors will resign) or, in the event any such individual does not resign by such time as is required by the foregoing, each Stockholder shall thereafter take all Necessary Actions within its control to cause the removal of such individual, including voting all Shares in favor of such removal, and (ii) the vacancy created by such resignation or removal shall be filled as provided in the Charter and the Bye-laws.
(d) Expenses. Each Director shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any meeting of the Board of Directors or any committee thereof or governing body of any subsidiary of the Company or any committee thereof.
(e) Indemnification; Insurance. The Company shall not alter, in any manner adverse to the Investor Designees, any rights to indemnification and exculpation from liabilities currently afforded to members of the Board of Directors pursuant to the Charter, the Bye-laws or any indemnification agreement, in each case, as in effect as of the date hereof. If the Company or any of its respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall covenant to afford to each of the Investor Designees such rights to indemnification and exculpation from liabilities. The Company shall continue to maintain in effect directors’ and officers’ liability insurance and fiduciary liability insurance with benefits, terms, conditions, retentions and levels of coverage that are at least as favorable, in the aggregate, to the insureds as provided in the Company’s existing policies as of the date hereof.

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3.2 Committees of the Board of Directors. From and after the Effective Date, the Company shall, and each Stockholder shall use its reasonable best efforts to, cause the Board of Directors to maintain the following committees: (a) an Audit Committee, (b) a Compensation Committee, (c) any other committee needed to comply with applicable laws and regulations and (d) any other committee as the Board of Directors shall determine in its discretion. Each committee shall include such number of Investor Designees such that the pro rata representation of the Investor Designees on such committee as a proportion of the full membership of such committee is not less than the pro rata representation of all of the Investor Designees as a proportion of the full Board of Directors; provided that the right of any such Investor Designee to serve on a committee shall be subject to the Company’s obligation to comply with any applicable independence requirements of a national securities exchange upon which the Company’s Common Stock is listed to which it is then subject and compliance with the requirements of Section 162(m) of the Internal Revenue Code to have a compensation committee comprised solely of two or more outside directors.
3.3 Additional Management Provisions.
(a) Each Stockholder and the Company agrees and acknowledges that, subject to applicable law, the Investor Designees designated by the Carlyle Majority Interest may share confidential, non-public information about the Company and its subsidiaries with the Carlyle Stockholders.
(b) The Stockholders and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when the Carlyle Stockholders take any action under this Agreement to give or withhold its consent, the Carlyle Stockholders shall have no duty (fiduciary or other) to consider the interests of the Company or the other Stockholders and may act exclusively in its own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.
(c) Each of the parties covenants and agrees to take all Necessary Actions within its control to ensure that the Charter and Bye-laws do not, at any time, conflict with the provisions of this Agreement.
(d) For so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and the Stockholders acknowledge and agree that, as of the date of this Agreement, the Company is a “controlled company.” The Carlyle Stockholders acknowledge that a sufficient number of their designees will be required to qualify as “independent directors” to ensure that the Board complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect, and shall discuss and use commercially reasonable efforts to agree upon appropriate changes to their designees consistent with the foregoing.
3.4 Company. The Company will not give effect to any action by any Stockholder which is in contravention of this Section III.
SECTION IV. REGISTRATION RIGHTS
4.1 Demand and Piggyback Rights.
(a) Right to Demand a Non-Shelf Registered Offering. Upon the demand of at any time and from time to time after the expiration or waiver of the underwriter lock-up period applicable to the Company’s IPO, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Shares requested by the demanding Carlyle Stockholders to be included in such offering. A demand by Carlyle Stockholders for a non-shelf registered offering that will result in the imposition of a lockup on the Company and the Stockholders may not be made unless the Shares requested to be sold by the demanding Carlyle Stockholders in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million or such lesser amount if all Shares held by the demanding Carlyle Stockholders are requested to be sold. Subject to Section 4.2(e) below, any demanded non-shelf registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and will also include Shares to be sold by other holders of Shares with similar rights that exercise their related piggyback rights on a timely basis.
(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Carlyle Stockholders may exercise piggyback rights to have included in such offering Shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.
(c) Right to Demand and be Included in a Shelf Registration. Upon the demand of Carlyle Stockholders, made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will facilitate in the manner described in this Agreement a shelf registration of Shares held by them. Any shelf registration filed by the Company covering Shares (whether pursuant to a Carlyle Stockholder demand or at the initiative of the Company) will cover Shares held by each

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of the Carlyle Stockholders (regardless of whether they demanded the filing of such shelf or not) up to an equivalent percentage of their original respective holdings as may be agreed upon by the demanding Carlyle Stockholders. If at the time of such request the Company is a WKSI, such shelf registration would, at the request of such Carlyle Stockholders, cover an unspecified number of Shares to be sold by the Company and the Carlyle Stockholders.
(d) Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more Carlyle Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Carlyle Stockholders may exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf. Notwithstanding the foregoing, Carlyle Stockholders may not demand a shelf takedown for an offering that will result in the imposition of a lockup on the Company and the Stockholders unless the Shares requested to be sold by the demanding Carlyle Stockholders in such takedown have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million or such lesser amount if all Shares held by the demanding Carlyle Stockholders are requested to be sold.
(e) Right to Reload a Shelf. Upon the written request of a Carlyle Stockholder, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of Shares previously taken down off of such shelf and not yet “reloaded” onto such shelf.
(f) Limitations on Demand and Piggyback Rights.
(i) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Carlyle Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the Shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.
(ii) The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the Board of Directors of the Company determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Section 4.1(f)(ii) more than once in any 360 day period. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of other non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.
4.2 Notices, Cutbacks and Other Matters.
(a) Notifications Regarding Registration Statements. In order for one or more Carlyle Stockholders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will keep the Carlyle Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to a Carlyle Stockholder demand or otherwise, with respect to which a piggyback opportunity is available. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.
(b) Notifications Regarding Registration Piggyback Rights. Any Carlyle Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and the other Carlyle Stockholders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Shares held by all Carlyle Stockholders will be included up to the applicable percentage.
(c) Notifications Regarding Demanded Underwritten Takedowns.

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(i) The Company will keep the Carlyle Stockholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Carlyle Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by other Carlyle Stockholders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs.
(ii) Any Carlyle Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Carlyle Stockholders of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.
(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.
(d) Plan of Distribution, Underwriters and Counsel. If a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, the Carlyle Stockholders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.
(e) Cutbacks. If the managing underwriters advise the Company and the selling Stockholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering.
(i) In the case of a registered offering upon the demand of one or more Carlyle Stockholders, the selling Stockholders (including those Carlyle Stockholders exercising piggyback rights pursuant to Section 4.1(b)) collectively will have first priority and will be subject to cutback pro rata based on the Initial Capital Interest of each such selling Stockholder (up to the number of Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, the Company will have third priority. Except as contemplated by the immediately preceding three sentences, other selling stockholders (other than transferees to whom a Carlyle Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of Carlyle Stockholders holding a majority of the Shares being sold in such offering.
(ii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Carlyle Stockholders as a group, on the one hand, and all other stockholders having similar registration rights as a group, on the other hand, will be subject to cutback pro rata based on the number of Shares initially requested by such group to be included in such offering. The selling Carlyle Stockholders will be subject to cutback pro rata, based on the Initial Capital Interest of each such selling Carlyle Stockholder (up to the number of Shares initially requested by them to be included in such offering). Except as contemplated by the immediately preceding sentence, other stockholders (other than transferees to whom a Carlyle Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of a Carlyle Majority Interest.
(f) Withdrawals. Even if Shares held by a Carlyle Stockholder have been part of a registered underwritten offering, such Carlyle Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.
(g) Lockups. In connection with any underwritten offering of Shares, the Company and each Carlyle Stockholder will agree (in the case of Carlyle Stockholders, with respect to Shares respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to all of them) that are agreed to (a) by the Company, if a majority of the Shares being sold in such offering are being sold for its account, or (b) by Carlyle Stockholders holding a majority of Shares being sold by all Carlyle Stockholders, if a majority of the Shares being sold in such offering are being sold by Carlyle Stockholders, as applicable.

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(h) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by Carlyle Stockholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the fees and disbursements of outside counsel for Carlyle Stockholders) and of the independent certified public accountants, and the expense of qualifying such Shares under state blue sky laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Carlyle Stockholder will be borne by such Carlyle Stockholder.
4.3 Facilitating Registrations and Offerings.
(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of Carlyle Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 4.3.
(b) Registration Statements. In connection with each registration statement that is demanded by Carlyle Stockholders or as to which piggyback rights otherwise apply, the Company will:
(i) prepare and file with the SEC a registration statement covering the applicable Shares, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Carlyle Stockholders and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution;
(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Carlyle Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Carlyle Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Carlyle Stockholders or any underwriter available for discussion of such documents;
(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Carlyle Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Carlyle Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;
(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(iv) notify each Carlyle Stockholder promptly, and, if requested by such Carlyle Stockholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(v) furnish counsel for each underwriter, if any, and for the Carlyle Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;
(vi) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);
(vii) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

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(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Carlyle Stockholders or as to which piggyback rights otherwise apply, the Company will:
(i) cooperate with the selling Carlyle Stockholders Shares and the sole underwriter or managing underwriter of an underwritten offering Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Carlyle Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request at least five days prior to any sale of such Shares;
(ii) furnish to each Carlyle Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Carlyle Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Carlyle Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus or the preliminary prospectus;
(iii) (i) use all reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Carlyle Stockholder holding Shares covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Carlyle Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such Carlyle Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction;
(iv) cause all Shares being sold to be qualified for inclusion in or listed on The New York Stock Exchange or any other U.S. securities exchange on which Shares issued by the Company are then so qualified or listed if so requested by the Carlyle Stockholders, or if so requested by the underwriter or underwriters of an underwritten offering of Shares, if any;
(v) cooperate and assist in any filings required to be made with Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter in an underwritten offering;
(vi) use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Carlyle Stockholders or the lead managing underwriter of an underwritten offering; and
(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares and in connection therewith:
(1) make such representations and warranties to the selling Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;
(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Stockholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Stockholders and underwriters;
(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;
(4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Carlyle Stockholders providing for, among other things, the appointment of such representative as agent for the selling Carlyle Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants
The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

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(d) Due Diligence. In connection with each registration and offering of Shares to be sold by Carlyle Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Carlyle Stockholders and underwriters and any counsel or accountant retained by such Carlyle Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.
(e) Information from Stockholders. Each Carlyle Stockholder that holds Shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Carlyle Stockholder and the proposed distribution by such Carlyle Stockholder of such Shares as the Company may from time to time reasonably request in writing.
4.4 Indemnification.
(a) Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Shares held by Carlyle Stockholders, the Company will hold harmless Carlyle Stockholders and each underwriter of such securities and each other person, if any, who controls any Carlyle Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which Carlyle Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Carlyle Stockholders and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Carlyle Stockholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by Carlyle Stockholders or such underwriter specifically for use in the preparation thereof.
(b) Indemnification by Carlyle Stockholders. Each Carlyle Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.4(a)) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Carlyle Stockholder specifically regarding such Carlyle Stockholder for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by such Carlyle Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.
(c) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 4.4(a) and Section 4.4(b), the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 4.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory

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to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
(d) Contribution. If the indemnification required by this Section 4.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Carlyle Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 4.4(d). Notwithstanding the provisions of this Section 4.4(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.
4.5 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any
Carlyle Stockholder, make publicly available such information) and it will take such further action as any Carlyle Stockholder may reasonably request, so as to enable such Carlyle Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Carlyle Stockholder, the Company will deliver to such Carlyle Stockholder a written statement as to whether it has complied with such requirements.
SECTION V. MISCELLANEOUS PROVISIONS
5.1 Information and Access Rights.
(a) Available Financial Information. Upon written request, the Company will deliver, or will cause to be delivered, to each Carlyle Stockholder (until such time as such Carlyle Stockholder shall cease to own any Shares):
(i) as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments

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and the absence of notes thereto), together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board of Directors;
(ii) an annual budget, a business plan and financial forecasts for the Company for the fiscal year of the Company (the “Annual Budget”), no later than three (3) business days after the approval thereof by the Board of Directors (but no later than March 31 of such fiscal year), in such manner and form as approved by the Board of Directors, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the Carlyle Stockholders as promptly as practicable after such changes have been approved by the Board of Directors;
(iii) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (A) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company’s Annual Budget for such year as approved by the Board of Directors (the “Annual Financial Statements”); and
(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, (A) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company’s Annual Budget then in effect as approved by the Board of Directors, all of the information to be provided pursuant to this Section 4.1(a)(iv) in reasonable detail and certified by the principal financial or accounting officer of the Company.
In addition to the foregoing, the Company covenants and agrees to provide periodic updates to each Carlyle Stockholder during the course of the preparation of the Annual Budget and to keep the Carlyle Stockholders reasonably informed as to its progress, status and the budgeted items set forth therein. Notwithstanding anything to the contrary in Section 5.1(a), the Company’s obligations thereunder shall be deemed satisfied to the extent that such information is provided by (A) providing the financial statements of any wholly-owned subsidiary of the Company to the extent such financial statements reflect the entirety of the operations of the business or (B) in the case of Section 5.1(a)(iii) and Section 5.1(a)(iv), filing such financial statements of the Company or any wholly-owned subsidiary of the Company whose financial statements satisfy the requirements of clause (A), as applicable, with the Securities and Exchange Commission on EDGAR or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Section 5.1(a)(i), Section 5.1(a)(iii) and Section 5.1(a)(iv), shall be satisfied so long as it transmits such materials to the requesting Carlyle Stockholders within the time periods specified therein, notwithstanding that such materials may actually be received after the expiration of such periods.
(b) Tax Information. Promptly upon request by any Carlyle Stockholder, the Company will, at the Company’s expense, prepare and deliver to such Carlyle Stockholder any information and certified statement that such Carlyle Stockholder determines to be necessary for such Carlyle Stockholder (or its direct or indirect owners) to comply with obligations for tax reporting or tax withholding with respect to an investment (direct or indirect) in the Company or any of its subsidiaries. For the avoidance of doubt, such a request by any Carlyle Stockholder may require the Company, (i) for purposes of Section 301 of the United States Internal Revenue Code of 1986, as amended (the “Code”), to prepare financial statements pursuant to the principles of “earnings and profits” within the meaning of United States federal income tax law and to determine the amount of any “dividend” within the meaning of Section 316 of the Code, (ii) for purposes of Section 951 of the Code, to determine whether the Company or any of its subsidiaries is a “controlled foreign corporation” within the meaning of Section 957 of the Code, to prepare financial statements pursuant to the principles of “earnings and profits” within the meaning of United States federal income tax law, and to determine the amount of any “subpart F income” within the meaning of Section 952 of the Code, and (iii) for purposes of Section 1291 of the Code and the election under Section 1295 of the Code, to determine whether the Company or any of its subsidiaries is a “passive foreign investment company” within the meaning of Section 1297 of the Code.

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(c) Other Information. The Company covenants and agrees to deliver to each Carlyle Stockholder, upon written request, until such time as such Carlyle Stockholder shall cease to own any Shares, with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its subsidiaries as from time to time may be reasonably requested by any such Carlyle Stockholder. Each such Carlyle Stockholder, until such time as such Carlyle Stockholder shall cease to own any Shares, shall have access to such other information concerning the Company’s business or financial condition and the Company’s management as may be reasonably requested, including such information as may be necessary to comply with regulatory, tax or other governmental filings.
(d) Access. The Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to (a) afford the Carlyle Stockholders and their officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times to the Company’s and its subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford the Carlyle Stockholders and their officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Company and its subsidiaries with their respective officers from time to time as each such Carlyle Stockholder may reasonably request, in each case, until such time as such Carlyle Stockholder shall cease to own any Shares.
5.2 Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company pursuant to Section 5.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any confidentiality obligations such third party may have to the Company that is known to such Stockholder; provided, that, a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 5.2 as if a Stockholder, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by such Stockholder to be necessary in connection with such Stockholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries, or (v) as may otherwise be required by law or legal, judicial or regulatory process.
5.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Date regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.
5.4 Access to Agreement; Amendment and Waiver; Actions of the Board. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by the Company, such waiver is consented to in writing by the Carlyle Majority Interest. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the Carlyle Majority Interest and the Company. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the Carlyle Majority Interest and the Company, at any time hereafter Permitted Transferees may be made parties hereto, with any such additional parties shall be treated as “Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.

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5.5 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:
If to the Company:
Axalta Coating Systems Ltd.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103
Attn: General Counsel
With a copy (which shall not constitute notice):
Latham & Watkins LLP
555 Eleventh Street, N.W.
Washington, D.C. 20004
Attention: David S. Dantzic
Facsimile: (202) 637-2201
If to the Carlyle Stockholders:
c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.
Washington, DC 20004
Attention: Martin W. Sumner
Facsimile: (202) 347-1818
With a copy (which shall not constitute notice):
Latham & Watkins LLP
555 Eleventh Street, N.W.
Washington, D.C. 20004
Attention: David S. Dantzic
Facsimile: (202) 637-2201
If to any other Stockholder:
At such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 5.5. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mail or (ii) one day after being deposited with the express overnight courier service, respectively, addressed as aforesaid.
5.6 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
5.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.
5.8 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.
5.9 Termination. This Agreement shall terminate on the earlier of (i) the election of the Carlyle Majority Interest or (ii) such date as the Carlyle Stockholders, in the aggregate, cease to hold any Shares.

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5.10 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
5.11 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.
5.12 Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.
(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 5.5. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.
(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.
(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
5.13 Further Assurances; Company Logo. At any time or from time to time after the Effective Date, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Carlyle Stockholders and their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.
5.14 Regulatory Matters. The Company shall and shall cause its subsidiaries to keep the Carlyle Stockholders informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, so that the Carlyle Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.
5.15 Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Common Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Principal Stockholders Agreement as of the date first set forth above.

COMPANY:

AXALTA COATING SYSTEMS LTD.

By:	/s/ Charles W. Shaver
Name: Charles W. Shaver
Title: Chairman and Chief Executive Officer

INITIAL CARLYLE STOCKHOLDERS:

CARLYLE PARTNERS V SA1 CAYMAN, L.P.

By: TC Group V Cayman, L.P. Its: General Partner

By: CP V General Partner, L.L.C. Its: General Partner

By:	/s/ Jeremy Anderson
Name:	Jeremy Anderson
Title:	Authorized Signatory

CARLYLE PARTNERS V SA2 CAYMAN, L.P.

By: TC Group V Cayman, L.P. Its: General Partner

By: CP V General Partner, L.L.C. Its: General Partner

By:	/s/ Jeremy Anderson
Name:	Jeremy Anderson
Title:	Authorized Signatory

CARLYLE PARTNERS V SA3 CAYMAN, L.P.

By: TC Group V Cayman, L.P. Its: General Partner

By: CP V General Partner, L.L.C. Its: General Partner

By:	/s/ Jeremy Anderson
Name:	Jeremy Anderson
Title:	Authorized Signatory

CARLYLE PARTNERS V-A CAYMAN, L.P.

By: TC Group V Cayman, L.P. Its: General Partner

By: CP V General Partner, L.L.C. Its: General Partner

By:	/s/ Jeremy Anderson
Name:	Jeremy Anderson
Title:	Authorized Signatory

CP V COINVESTMENT A CAYMAN, L.P.

By: TC Group V Cayman, L.P. Its: General Partner

By: CP V General Partner, L.L.C. Its: General Partner

By:	/s/ Jeremy Anderson
Name:	Jeremy Anderson
Title:	Authorized Signatory

CP V COINVESTMENT B CAYMAN, L.P.

By: TC Group V Cayman, L.P. Its: General Partner

By: CP V General Partner, L.L.C. Its: General Partner

By:	/s/ Jeremy Anderson
Name:	Jeremy Anderson
Title:	Authorized Signatory

CARLYLE COATINGS PARTNERS, L.P.

By: TC Group V Cayman, L.P. Its: General Partner

By: CP V General Partner, L.L.C. Its: General Partner

By:	/s/ Jeremy Anderson
Name:	Jeremy Anderson
Title:	Authorized Signatory

CEP III PARTICIPATIONS S.À R.L. SICAR

By:	/s/ Erica K. Herberg
Name: Erica K. Herberg
Title: Manager and authorized representative of CEP III Managing GP Holdings Ltd., Manager

EXHIBIT A
Joinder Agreement
By execution of this signature page, [                    ] hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Principal Stockholders Agreement, dated as of [ ● ], 2014, by and among Axalta Coating Systems Ltd., a Bermuda exempted limited liability company, Carlyle Partners V SA1 Cayman, L.P., a Cayman Islands exempted limited partnership, Carlyle Partners V SA2 Cayman, L.P., a Cayman Islands exempted limited partnership, Carlyle Partners V SA3 Cayman, L.P., a Cayman Islands exempted limited partnership, Carlyle Partners V-A Cayman, L.P., a Cayman Islands exempted limited partnership, CP V Coinvestment A Cayman, L.P., a Cayman Islands exempted limited partnership, CP V Coinvestment B Cayman, L.P., a Cayman Islands exempted limited partnership, CEP III Participations, S.à r.l. SICAR, a Luxembourg private limited liability company, Carlyle Coatings Partners, L.P., a Cayman Islands exempted limited partnership, and certain other Parties named therein, as amended from time to time thereafter.

[NAME]

By:
Name:
Title:

Notice Address:

Accepted:

AXALTA COATING SYSTEMS LTD.

By:
Name:
Title: